UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 2, 2015, Michael Graf was appointed by the Board of Directors (the “Board”) of TPG Specialty Lending, Inc. (the “Company”) to the position of Vice President and Principal Accounting Officer of the Company.

Mr. Graf, 33, has been the Company’s Controller since 2013. From 2010 to 2013, Mr. Graf was a Vice President in Alternative Investments at U.S. Bancorp Fund Services, LLC. From 2006 to 2010, Mr. Graf was an Accounting Manager at GSC Group, Inc., a private investment firm. Prior to working at GSC Group Inc., Mr. Graf worked in public accounting at KPMG from 2004 to 2006. Mr. Graf is a Certified Public Accountant with a B.S. in Finance and Accounting from the Leonard N. Stern School of Business at New York University.

Mr. Graf will serve as the Company’s Vice President and Principal Accounting Officer until his resignation or earlier termination.

As previously announced by the Company, Alan Kirshenbaum stepped down as the Company’s Chief Financial Officer on October 2, 2015. On the same date, the Board appointed Robert (Bob) Ollwerther, the Company’s Chief Operating Officer, to serve as interim Chief Financial Officer. Mr. Ollwerther will serve as Chief Financial Officer until a successor is chosen and will continue to serve as the Company’s Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: October 2, 2015	By:	/s/ Jennifer Mello
Jennifer Mello
Secretary